                                                                 Exhibit (h)(30)

                                AMENDMENT TO THE
          AMENDED AND RESTATED FINANCIAL ACCOUNTING SERVICES AGREEMENT

     This is an amendment (the "Amendment") to the Amended and Restated Financial Accounting Services Agreement, dated December 13, 2004 (the "Agreement") entered into among Calamos Advisors LLC and the parties listed in
Schedule I thereto.

     In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

          (1) Schedule I of the Agreement is hereby deleted and replaced with the attached Schedule I; and

          (2) All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

     This Amendment shall be effective as of June 15, 2007.

CALAMOS ADVISORS LLC                    CALAMOS INVESTMENT TRUST, ON BEHALF OF
                                        ITSELF AND EACH SERIES THEREUNDER


By: /s/ Patrick H. Dudasik              By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: Patrick H. Dudasik                Name: James S. Hamman, Jr.
Title: Executive Vice President,        Title: Secretary
       Chief Financial Officer, Chief
       Operating Officer and
       Treasurer


CALAMOS ADVISORS TRUST, ON BEHALF OF    CALAMOS CONVERTIBLE OPPORTUNITIES AND
ITSELF AND EACH SERIES THEREUNDER       INCOME FUND


By: /s/ James S. Hamman, Jr.            By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: James S. Hamman, Jr.
Title: Secretary                        Title: Secretary


CALAMOS CONVERTIBLE AND HIGH            CALAMOS STRATEGIC TOTAL RETURN FUND
INCOME FUND


By: /s/ James S. Hamman, Jr.            By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: James S. Hamman, Jr.
Title: Secretary                        Title: Secretary


CALAMOS GLOBAL TOTAL RETURN FUND        CALAMOS GLOBAL DYNAMIC INCOME FUND


By: /s/ James S. Hamman, Jr.            By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: James S. Hamman, Jr.
Title: Secretary                        Title: Secretary

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                                   SCHEDULE I

CALAMOS INVESTMENT TRUST, A MASSACHUSETTS BUSINESS TRUST
   Calamos Convertible Fund
   Calamos Growth and Income Fund
   Calamos Market Neutral Income Fund
   Calamos Growth Fund
   Calamos Global Growth and Income Fund
   Calamos High Yield Fund
   Calamos Value Fund
   Calamos Blue Chip Fund
   Calamos International Growth Fund
   Calamos Multi-Fund Blend
   Calamos Global Equity Fund
   Calamos Government Money Market Fund
   Calamos Total Return Bond Fund

CALAMOS ADVISORS TRUST, A MASSACHUSETTS BUSINESS TRUST
   Calamos Growth and Income Portfolio

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND, A DELAWARE STATUTORY TRUST

CALAMOS CONVERTIBLE AND HIGH INCOME FUND, A DELAWARE STATUTORY TRUST

CALAMOS STRATEGIC TOTAL RETURN FUND, A DELAWARE STATUTORY TRUST

CALAMOS GLOBAL TOTAL RETURN FUND, A DELAWARE STATUTORY TRUST

CALAMOS GLOBAL DYNAMIC INCOME FUND, A DELAWARE STATUTORY TRUST